UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
(Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
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Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective September 25, 2008, the periodic reporting obligations of Omni Financial Services, Inc. (the “Company”) were suspended automatically pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These obligations include the requirement to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K relating to the Company’s business, operations and financial condition.  The Company will continue to file required Federal Reserve reports of its condition, however, and  its subsidiary, Omni National Bank, will continue to file required reports of its condition with the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency.  These reports will continue to be publicly available.

The suspension of the Company’s periodic reporting obligations results from the effectiveness of the delisting of its common stock from the Nasdaq Stock Market (“Nasdaq”), which was effective September 25, 2008 although trading on Nasdaq had been suspended since July 22, 2008, and the Company’s determination that it had fewer than 300 shareholders of record as of January 1, 2008.   The suspension will continue until the Company files a registration statement with the Securities and Exchange Commission, lists its securities on an exchange, or has more than 300 shareholders as of the beginning of a given fiscal year.

Although the Company’s obligation to file the periodic reports described above has been suspended, it will be required to comply with the provisions of Section 12 of the Exchange Act until December 15, 2008.  These provisions relate generally to proxy solicitation, reports of insider transactions in securities and reports relating to the acquisition of over 5% of the outstanding common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: October 30, 2008	By:	/s/ Thomas Flournoy
	Name:	Thomas Flournoy
	Title:	Executive Vice President and Chief Financial Officer